                                                                   Exhibit 10(a)

                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the day set forth on the signature page by and between Cantel Medical Corp., a Delaware corporation (the "Company"), and Joseph Harris (the "Employee").

                                 R E C I T A L :

         The Company is desirous of employing Employee as Senior Vice President-Corporate Development, and Employee is desirous of being employed by the Company in such position on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed by and between the Company and Employee as follows:

         1. ENGAGEMENT AND TERM.

                  1.1 The Company hereby employs Employee and Employee hereby accepts such employment by the Company on the terms and conditions set forth herein, for an initial period commencing on the date of this Agreement as set forth on the signature page (the "Effective Date") and ending, unless sooner terminated in accordance with the provisions of Section 5 hereof, on the third anniversary of the Effective Date (the "Initial Term"). Within fifteen months following the commencement of the Initial Term, the Company shall give Employee written notice (an "Extension Notice") of its intent to either extend or not extend the term of Agreement beyond the Initial Term as provided below. If the Extension Notice expresses the Company's desire to extend the term of the Agreement, then, provided Employee has thereafter satisfied his residence obligation under Section 1.2, the Agreement will be extended automatically for an additional eighteen months beyond the Initial Term, unless sooner terminated in accordance with the provisions of Section 5 (the "Extended Term"). The Initial Term and, if extended, the Extended Term, are sometimes collectively referred to as the "Employment Period."

                  1.2 During the first twenty-one months of the Initial Term, Employee may reside at his current residence and utilize an office in Media, Pennsylvania (or other location designated by Employee) to provide a substantial amount of his services under this Agreement. All costs and expenses for rent and support staff deemed necessary by Employee shall be borne solely by Employee. All other business expenses related to such office shall be borne by the Company. If the Company elects to extend the term of the Agreement under
Section 1.1, then within six months from the date of the Company's Extension Notice under said Section 1.1, Employee shall establish a residence such that he will work full time at the Company's executive offices in New Jersey (subject to work related travel). The foregoing residence obligation shall terminate if the Company does not extend the term of the Agreement under Section 1.1 above. Notwithstanding anything in this Section 1 to the contrary, if within fifteen months following the Effective Date, the Company and Employee mutually agree to waive Employee's residence requirement, then the Company will not be required to give an Extension Notice under Section 1.1 and the Agreement will expire upon expiration of the Initial Term.

         2. SCOPE OF DUTIES. Employee shall be employed by the Company as its Senior Vice President-Corporate Development. In such capacity, the Executive shall have such authority, powers and duties customarily attendant upon such office. If elected or appointed, Employee shall also serve, without additional compensation, in one or more offices and as a director of the Company or any subsidiary or affiliate of the Company, provided that his duties and responsibilities are not inconsistent with those pertaining to his position as stated above. Employee shall faithfully devote his full business time and efforts so as to advance the best interests of the Company. During the Employment Period, Employee shall not be engaged in any other business activity that interferes with the performance of his duties at the Company, whether or not such business activity is pursued for profit or other pecuniary advantage.

         3. COMPENSATION.

                  3.1 BASE SALARY. During the Employment Period, the Company shall pay Employee, as compensation for his services, a base salary (the "Base Salary") of $260,000 per annum payable in arrears in substantially equal period installments in accordance with the Company's regular payroll practices.

                  3.2 AUTOMATIC INCREASES IN BASE SALARY. The Base Salary shall be increased annually by an amount established by reference to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, New York, New York, all items - Series A-01" published by the Bureau of Labor Statistics of the United States Department of Labor (the "Consumer Price Index"). The base period shall be the month ended June 30, 2000 (the "Base Period"). If the Consumer Price Index for the month of June in any year, commencing in 2001, is greater than the Consumer Price Index for the Base Period, Base Salary shall be increased, commencing on August 1 of the next Fiscal Year (the Company's Fiscal Year being the 12-month period ending July 31 of each year), to the amount obtained by multiplying the Base Salary by a fraction, the numerator of which is the Consumer Price Index for the month of June of the year in which such determination is being made and the denominator of which is the Consumer Price Index for the Base Period.

                  3.3 INCENTIVE COMPENSATION

                           3.3.1 For each Fiscal Year of the Company (each a
"Subject Fiscal Year") during the Employment Period (commencing with the Company's Fiscal Year ending July 31, 2001), Employee shall be paid, as additional compensation for his services, a bonus (the "Bonus") based on Employee's contribution to the overall success of the Company, with particular emphasis on acquisitions, mergers, divestitures, joint ventures and similar transactions (collectively, "Acquisition Transactions"). The Bonus shall be equal to 0.75% of the total "Consideration" (as defined below) paid or received by the Company with respect to an Acquisition Transaction that is consummated during the Employment Period (or within six (6) months following the termination of the Employment Period if a Letter of Intent covering the Acquisition Transaction is entered into during the Employment Period). The foregoing notwithstanding, if the Company enters into an option agreement for an Acquisition Transaction during the Employment Period and the option is exercised within twenty-four (24) months of acquiring the option, such Bonus shall be payable to Employee at the date such option is exercised. The Bonus for each Subject Fiscal Year shall be payable within 90 days following such Subject Fiscal Year. The term

"Consideration" means cash or the fair market value of other consideration paid to the seller or received by the Company in the Acquisition Transaction, whether on a current or deferred basis, plus any bank debt or institutional debt of the seller assumed by the Company or of the Company assumed by a buyer, as the case may be.

                           The Bonus for each of the first three Subject Fiscal
Years will be offset by the amount of the minimum guaranteed bonus payable pursuant to Section 3.3.2 with respect to such Subject Fiscal Year.

                           3.3.2 The Company shall pay Employee a minimum
guaranteed bonus under Section 3.3.1 for each of the first three Subject Fiscal Years during the Employment Period within 90 days following such Subject Fiscal Year as follows:

                        Subject                     Minimum
                   Fiscal Year Ending           Guaranteed Bonus
                   ------------------           ----------------
                     July 31, 2001                  $100,000
                     July 31, 2002                   $75,000
                     July 31, 2003                   $50,000

                  3.4 RELOCATION BONUS. In the event Employee complies with his residence obligation in accordance with Section 1.2 (i.e., he relocates his residence and works full time at the Company's executive offices), the Company agrees to pay Employee an additional bonus (the "Relocation Bonus") in the amount of $50,000 on each of the eighteenth month, twenty-fourth month and thirty-sixth month anniversaries of the Effective Date.

                  3.5 STOCK OPTIONS.

                           3.5.1 The Company agrees to grant to Employee on the
Effective Date, an option (the "Option") to purchase 123,750 shares of the Company's Common Stock, par value $.10 per share. The Option will be granted pursuant to a separate option agreement, shall have an option exercise price per share equal to $8.88, being the closing price (the stock price for the last trade preceding the Effective Date) for the Company's Common Stock as reported by NASDAQ (the "Fair Market Price") on the last trading day on which such stock was traded preceding the Effective Date, and shall have a term of ten (10) years. The Option will be granted under the Company's 1997 Employee Stock Option Plan and will consist to the extent legally permissible of "Incentive Stock Options" ("ISO's") as defined in the Internal Revenue Code. The Option shall become exercisable in such number of approximately equal annual installments as is the smallest number of installments so that the number of the shares as to which the Option first becomes exercisable in each installment does not exceed the $100,000 limitation for ISO's, with the first such installment becoming exercisable by Employee on November 1, 2000, and each succeeding installment becoming exercisable by Employee on the 31st day of October of each year thereafter through October 31, 2010. In the event that Employee's employment with the Company shall terminate for any reason prior to the Option becoming exercisable in its entirety, the Option shall automatically become exercisable and shall remain exercisable for a period of twenty-four months following such termination of employment, but in no event beyond the Option's expiration date, without regard for the intent to treat the Option as an ISO as to such shares that would no longer qualify for ISO treatment, for additional shares as follows:

         (i) If termination occurs at any time prior to the first anniversary of the Effective Date, then the Option will become automatically exercisable for such additional number of shares as is equal to the difference between 75,000 and the number of ISO's then exercisable;

         (ii) If termination occurs at any time between the first anniversary of the Effective Date and the date preceding the second anniversary of the Effective Date, then the Option will become automatically exercisable for such additional number of shares as is equal to the difference between 100,000 and the number of ISO's then exercisable; and

         (iii) If termination occurs at any time on or after the second anniversary of the Effective Date, then the Option will become automatically exercisable for all shares thereunder.

         The Option, as well as the options described in Section 3.5.2 below, shall be subject to any requirement of shareholder approval imposed by the National Association of Securities Dealers, Inc. as a condition to the continued quotation of the Company's Common Stock on NASDAQ (including the National Market System thereof). The Company will use its best efforts to obtain such shareholder approval, if required, at the next annual meeting of the Company's shareholders following the Effective Date hereof.

                           3.5.2 On the Effective Date, the Company agrees to
grant to Employee an additional ten-year option, which will not be an ISO, to purchase 26,250 shares, which will be immediately exercisable. On the last day of the first two Subject Fiscal Years during the Employment Period the Company agrees to grant to Employee additional ten-year options, each to purchase 50,000 shares. Such options will not be ISOs and will be exercisable in three equal annual installments with the first such installment becoming exercisable by Employee on the date of such grant, and each succeeding installment becoming exercisable by Employee on succeeding anniversaries of such grant. All of the options granted under this Section 3.5.2 will have an exercise price per share equal to the Fair Market Price on the date of grant and except as provided herein, will otherwise have similar terms and conditions as the Option granted under Section 3.5.1.

                  3.6 DISCRETIONARY OPTION. Employee may also be entitled to a stock option to purchase 50,000 shares on January 31, 2003 based on Employee's performance as determined in the sole discretion of the Board of Directors of the Company.

                  3.7 AUTOMOBILE ALLOWANCE. During the Employment Period, Employee shall be entitled to the use of an automobile leased or owned by the Company in connection with the Company's business. The make and model of the automobile shall be reasonably satisfactory to Employee, provided that the Company's monthly payments in respect thereof (exclusive of the expenses referred to in the following sentence) shall not exceed $500. Employee also shall be entitled to receive reimbursement for reasonable out-of-pocket expenses, including, without limitation, cost of gas, oil, insurance and other costs incurred by Employee in operating and maintaining the automobile; provided, however, that Employee shall be responsible for keeping appropriate records regarding the use of said automobile, as instructed by the Company.

                  3.8 OTHER BENEFITS.

                           3.8.1 Employee shall be entitled to participate, at
Company expense, in the major medical health insurance plan, and all other health, insurance or other benefit plans immediately applicable generally to executive officers of the Company. In addition, Employee shall be entitled to participate in the Company's 401(k) plan as soon as possible following commencement of employment.

                           3.8.2 During the Employment Period, Employee will be
entitled to paid vacation (four weeks) and holidays consistent with the Company's policy applicable to executives generally. All vacations shall be scheduled at the mutual convenience of the Company and Employee.

                           3.8.3 The Company will reimburse Employee for
reasonable out-of-pocket expenses incurred in furtherance of the business of the Company, including travel, entertainment and similar items, upon the presentation of appropriate receipts of vouchers therefor, consistent with the Company's policy applicable to executives generally.

                           3.8.4 During the Employment Period, the Company
agrees to maintain, at its sole cost, term or other life insurance for the benefit of Employee in an amount equal to Employee's Base Salary.

         4. DISCLOSURE OF CONFIDENTIAL INFORMATION, ASSIGNMENT OF INVENTIONS, AND COVENANT NOT TO COMPETE.

                  4.1 CONFIDENTIAL INFORMATION. Company possesses and will possess confidential information, know-how, and trade secrets which the Company customarily treats and maintains as confidential of which Employee will obtain knowledge, and that the Company will suffer serious and irreparable damage and harm if this confidential information were disclosed to any other party or if

Employee used this information to compete against the Company. Accordingly, Employee hereby agrees that except as required by Employee's duties to the Company, Employee, without the consent of the Company's Board of Directors, shall not at any time during or after the term of this contract disclose or use any secret or confidential information of the Company, including, without limitation, such business opportunities and trade secrets, to which Employee shall become informed during his employment, whether learned by him as an Employee of the Company or otherwise, and whether or not developed by Employee, unless such information shall be or become public knowledge other than as a result of Employee's direct or indirect disclosure of the same.

                  4.2 PATENT AND RELATED MATTERS.

                           4.2.1 Employee will promptly disclose in writing to
the Company complete information concerning each and every invention, discovery, improvement, idea, device, design, apparatus, practice, process, method or product, whether patentable or not, and including those which may be subject to copyright protection, made, developed, perfected, devised, conceived or first reduced to practice by Employee, either solely or in collaboration with others, during the term of his employment, whether or not during regular working hours (hereinafter collectively referred to as the "Inventions"). Employee, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Inventions are property of the Company and hereby assigns and agrees to assign to the Company any and all of Employee's right, title and interest in and to any and all of the Inventions.

                           4.2.2 It is further agreed and Employee is hereby
notified that the above agreement to assign the Inventions to the Company does not apply to an Invention for which no equipment, supplies, facility or confidential information of the Company was used and which was developed entirely on Employee's own time, and

                                        (i) which does not relate (a) directly
to the business of the Company or (b) to the Company's actual or demonstrably anticipated research and development, or

                                        (ii) which does not result from any work
performed by Employee for the Company.

                           4.2.3 Upon request and without further compensation
therefor, but at no expense to Employee, and whether during the Employment Period or thereafter, Employee will do all lawful acts, including, but not limited to, the execution of documents and instruments and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending or enforcing United States and foreign copyrights and Letters Patent, including, but not limited to, design patents, on any and all of the Inventions, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

                           4.2.4 Employee will keep complete, accurate and
authentic accounts, notes, data and records of all the Inventions in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and upon its request, Employee will promptly surrender the same to it.

                  Upon the termination of the Employment Period, Employee agrees to deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, accounts, calculations and copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

                  4.3 Employee further agrees that during the Employment Period hereunder and for a period of two (2) years following the termination of Employee's employment with the Company (the "Non-Competition Period"), Employee will not, directly or indirectly, alone or with others, individually or through or by a corporate or other business entity in which he may be interested as a partner, shareholder, joint venturer, officer or director or otherwise, engage in the United States or Canada in any business which is competitive with any material business segment of the Company or any of its subsidiaries; provided, however, that the foregoing shall not be deemed to prevent the ownership by Employee of up to five percent of any class of securities of any corporation which is regularly traded on any stock exchange or over-the-counter market. Notwithstanding the foregoing to the contrary, in the event Employee's employment is terminated (i) by Employee under
Section 5.4 or (ii) by the Company without cause, the Non-Competition Period shall terminate on the last day of the Initial Term, if the termination occurred during the Initial Term, and on the last day of the Extended Term, if the termination occurred during the Extended Term.

                  4.4 NON-INTERFERENCE. Employee further agrees that during the Non-Competition Period he will not (i) induce or attempt to induce any other employee of the Company or any of its affiliates to leave the employ of the Company or affiliate, or in any way interfere with the relationship between the Company (or any of its affiliates) and any other employee, or (ii) induce or attempt to induce any customer, supplier, franchisee, licensee, distributor or other business relation of the Company or any of its affiliates to cease doing business with the Company or affiliate, or in any way interfere with the relationship between any customer, franchisee or other business relation and the Company and any of its affiliates without prior written consent of the Board of Directors of the Company (or affiliate).

                  4.5 ENFORCEMENT. If, at the time of enforcement of any provisions of this section, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Employee agrees that the covenants made in this Section shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement.

         5. TERMINATION OF EMPLOYMENT. The provisions of Sections 1 and 3 of this Agreement notwithstanding, this Agreement and Employee's employment hereunder may be terminated in the manner and for the causes hereinafter set forth, in which event the Company shall be under no further obligation to Employee other than as specifically provided herein:

                  5.1 If Employee is absent from work or otherwise substantially unable to assume his normal duties for a period of forty-five (45) successive days or an aggregate of sixty (60) business days during any consecutive twelve-month period during the Employment Period because of a "permanent disability" as defined by the Company's disability plan then in effect, the Company may thereupon, or any time thereafter while such absence or disability still exists, terminate the employment of Employee hereunder upon ten (10) days' written notice to Employee.

                  5.2 In the event of the death of Employee, this Agreement shall immediately terminate on the date thereof.

                  5.3 If Employee wilfully discloses material trade secrets or other material confidential information related to the business of the Company or otherwise wilfully violates a covenant set forth in Section 4 hereof; or is convicted of a felony; or wilfully and continually fails to substantially perform his duties with the Company after written demand for substantial performance is delivered to the Employee by the Board of Directors of the Company, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties and which performance is not substantially corrected by the Employee within ten days of receipt of such demand; or commits an act of theft or other material dishonesty in the conduct of his employment or the Company's business, which in the reasonable judgment of the Company's Board of Directors is detrimental to the Company's interests; or fails to satisfy his residence obligation under Section
1.2 in a timely manner, then the Company may, in addition to other rights and remedies available at law or equity, immediately terminate this Agreement upon written notice to Employee with the date of such notice being the "termination date" and such termination being deemed for "cause."

                  5.4 Employee may terminate his employment under this Agreement for "good reason" upon ten (10) days' written notice to the Company if the Company, without Employee's consent,

(i) assigns to Employee any duties that are materially inconsistent with the duties described in Section 2 above, (ii) diminishes significantly Employee's then existing duties, (iii) removes Employee from or fails to re-elect Employee to the position described in Section 2 above, (iv) violates any material term or condition of this Agreement and fails to cure such violation within ten days following written notice from Employee, (v) undergoes a "Change in Control" (as defined below), (vi) relocates the offices of the Company where the Employee is employed to a location which is more than fifty miles away from its current location, or (vii) materially fails to comply with Section 3 above. "Change in Control" shall mean (1) the acquisition of beneficial ownership, direct or indirect, of securities of the Company by any person (as that term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Employee or a person approved by Employee, which when combined with all other securities of the Company beneficially owned, directly or indirectly, by that person, equals or exceeds 50% of the combined voting power of the Company's then outstanding securities or (2) at any time after the Effective Date, (a) a majority of the Board of Directors is composed of persons who are not "Continuing Directors" as hereinafter defined, or (b) Mr. Charles Diker and a total of three (3) other persons who were members of the Board of Directors of the Company at June 30, 2000 have ceased to serve as members of the Board of Directors of the Company. "Continuing Directors" as used herein shall mean (i) the directors of the Company at the close of business on June 30, 2000, and (ii) any person who was or is elected (A) to succeed a Continuing Director or (B) to become a director as a result of an increase in the size of the board, recommended, in each case, by a majority of the Continuing Directors then on the Board. Any Termination Notice given by Employee hereunder must be given within thirty days following the occurrence of the event giving rise to such termination.

                  5.5 Upon termination of Employee's employment under Section 5.1, the Company shall continue paying Employee's Base Salary through the 180th day following the commencement of Employee's disability giving rise to such termination, but in no event beyond the Employment Period; provided, however, that such payments may be reduced by the amount of any disability payments received by Employee from disability insurance purchased by the Company for the benefit of Employee. Except for such Base Salary, the Company shall have no further obligation under this Agreement to make any payments to Employee or to bestow any benefits on Employee after the termination date, other than payments and benefits accrued and due and payable to Employee prior to the termination date.

                  5.6 Upon termination of Employee's employment under Section
5.2 or 5.3, the Company shall have no further obligation under this Agreement to make any payments to Employee or to bestow any benefits on Employee after the termination date, other than payments and benefits accrued and due and payable to Employee prior to the termination date.

                  5.7 (a) Upon termination of Employee's employment on or before the eighteenth month anniversary of the Effective Date or any time on or after said anniversary if the Agreement has not been extended by the Company under
Section 1.1, either (i) by Employee under Section 5.4 or (ii) by the Company without cause, then in addition to payments and benefits accrued and due and payable to Employee prior to the termination date, the Company shall continue payments to Employee of his Base Salary and Bonus through the last day of the Initial Term; provided, however, that in the event Employee has timely relocated in accordance with Section 1.2 prior to the termination date, the Company shall also be obligated to make payments to Employee of the Relocation Bonus in accordance with Section 3.4.

                           (b) Upon termination of Employee's employment after
the eighteenth month anniversary of the Effective Date, provided that the Agreement has been extended by the Company under Section 1.1, (i) by Employee under Section 5.4 or (ii) by the Company without cause, then in addition to payments and benefits accrued and due and payable to Employee prior to the termination date, the Company shall continue payments to Employee of his Base Salary and Bonus through the end of the Extended Term; provided, however, that in the event Employee has timely relocated in accordance with Section 1.2, the Company shall also be obligated to make payments to Employee of the Relocation Bonus in accordance with Section 3.4.

                           (c) Notwithstanding the provisions of paragraphs (a)
and (b) above, should the Employee secure employment during the severance period, the amount of any severance payment provided for in this Section 5.7 shall be reduced by any compensation paid to Employee during the severance payment period as the result of employment (or consulting services) by another employer or otherwise during the period commencing sixty days following the termination date and ending on (i) the last day of the Initial Term if paragraph
(a) above applies and (ii) the last day of the Extended Term if paragraph (b) above applies. Employee shall promptly advise the Company of all such compensation and provide any documentation reasonably requested by the Company to verify such information. It is understood and agreed that such severance payments shall constitute liquidated damages and the Employee shall not be obligated to seek employment to mitigate his damages.

         6. MISCELLANEOUS PROVISIONS.

                  6.1 SECTION HEADINGS. Section headings are for convenience only and shall not be deemed to govern, limit, modify or supersede the provisions of this Agreement.

                  6.2 CHOICE OF LAWS. This Agreement is entered into in the State of New York and shall be governed pursuant to the laws of the State of New York without regard to the conflict of law rules. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall continue to be fully effective. Any suit or other legal proceeding initiated by either party shall be brought solely in a New York state court located in New York County or Westchester County. Both parties consent to the jurisdiction of such courts.

                  6.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties regarding this subject matter. There are no contemporaneous oral agreements and all prior understandings, agreements, negotiations and representations are merged herein.

                  6.4 AMENDMENT. This Agreement may be modified only by means of a writing signed by the party to be charged with such modification.

                  6.5 NOTICES. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given upon receipt by the party to whom sent at the respective addresses set forth below or to such other address as any party shall hereafter designate to the other in writing delivered in accordance herewith:

                  If to the Company:
                           Cantel Medical Corp.
                           1135 Broad Street, Suite 203
                           Clifton, New Jersey 07103

                  If to Employee:
                           Joseph Harris
                           209 Edenton Place
                           Villanova, Pennsylvania 19085

                  6.6 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, including, without limitation, any entity that may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged ("Sale Transaction"). This Agreement may not be assigned by (i) Employee or (ii) the Company other than in connection with a "Sale Transaction."

                  6.7 COUNTERPART EXECUTION. This Agreement may be executed in separate counterparts, each of which shall constitute the original hereof.

         IN WITNESS WHEREOF, the parties have set their hands as of the last date below.

                                                  CANTEL MEDICAL CORP.


Dated: November 1, 2000                           By: /s/ James P. Reilly
                                                     ---------------------------
                                                     James P. Reilly, President


                                                  EMPLOYEE

Dated: November 1, 2000                           /s/ Joseph Harris
                                                  ------------------------------
                                                  Joseph Harris